EXHIBIT 8.1

List of Scottish Power plc subsidiary undertakings at 31 March 2004 for the purpose of the 20-F filing

Undertakings marked * are direct holdings of Scottish Power plc.

Name	Jurisdiction of incorporation	Names under which carry on business
Arlington Wind LLC	Oregon, USA

Aspen 1 Limited	Scotland

Beaufort Energy Limited	Scotland

Birmingham Syn Fuel I, Inc.	Oregon, USA

Brentwood Gas Storage LLC	Oregon, USA

Bridger Coal Company	Wyoming, USA

Caledonian Communications Limited	Scotland

Caledonian Gas Limited	Scotland

Camjar plc	England

Canopy Botanicals, Inc.	Delaware, USA

Canopy Botanicals, SRL	Bolivia

Centralia Mining Company	Washington, USA

City Gate Gas Storage LLC	Delaware, USA

Cityscape Global Media Limited	England

Cityscape Internet Services Limited	England

Cityscape Limited	England

Clubcall Telephone Services Limited	England

Clubline Services Limited	England

Colorado Green Holdings, LLC	Delaware, USA

Colorado Wind Ventures, LLC	Delaware, USA

Columbia Gas Storage LLC	Delaware, USA

Copperteam Limited	England

Core Utility Solutions Limited1 2	England

[1]	Holding shown represents 50% of the total issued share capital;
[2]	Subsidiary undertaking by virtue of S258(2)(b), as well as by virtue of S258(2)(a), Companies Act 1985

List of Scottish Power plc subsidiary undertakings at 31 March 2004 for the purpose of the 20-F filing

Undertakings marked * are direct holdings of Scottish Power plc.

Name	Jurisdiction of incorporation	Names under which carry on business
CRE Energy Limited	Northern Ireland

CS Holdings, Inc.	Oregon, USA

Delta Gas Storage LLC	Delaware, USA

Demon Internet Limited	England

Demon Limited	England

Dispatch Publishing Limited	England

Emerald Power Generation Limited	England

Energy West Mining Company	Utah, USA

EnergyWorks Holdings I	Grand Cayman

Enstor Louisiana LLC	Oregon, USA

Enstor Operating Company, LLC	Oregon, USA

Enstor, Inc.	Oregon, USA

Flying Cloud Power Partners LLC	Delaware, USA

GBSO Limited	Scotland

Genscot Limited	Scotland

Glenrock Coal Company	Wyoming, USA

Hazelwood Australia, Inc.	Oregon, USA

Hazelwood Ventures, Inc.	Oregon, USA

Heartland Wind LLC	Oregon, USA

Hillsborough Leasing Services, Inc.	New Jersey, USA

Holford Gas Storage	Scotland

Interwest Mining Company	Oregon, USA

Ivanhoe Wind Energy LLC	Oregon, USA

Katy Storage and Transportation, LP	Texas, USA

Klamath Energy LLC	Oregon, USA

Klamath Generation LLC	Oregon, USA

Klondike Wind Power LLC	Oregon, USA

Koala FSC, Ltd.	Bermuda

Lancastrian Holdings Limited	England

Leblon Sales Corporation	US Virgin Islands

List of Scottish Power plc subsidiary undertakings at 31 March 2004 for the purpose of the 20-F filing

Undertakings marked * are direct holdings of Scottish Power plc.

Name	Jurisdiction of incorporation	Names under which carry on business
Locomotive Software Developments Limited	England

Locomotive Software Group Limited	England

Manweb Contracting Services Limited	England

Manweb Energy Consultants Limited	England

Manweb Gas Limited	England

Manweb Generation (Winnington) Limited	England

Manweb Generation Holdings Limited	England

Manweb Holdings Limited	England

Manweb Limited	Scotland

Manweb Nominees Limited	England

Manweb Pensions Trustee Limited	England

Manweb Services Limited	England

Manweb Share Scheme Trustees Limited	England

Mawlaw 526 Limited	England

Megafone (UK) Limited	England

Moraine Wind II LLC	Oregon, USA

Moraine Wind LLC	Oregon, USA

Mountain View Power Partners III LLC	Delaware, USA

New Energy Holdings I, Inc.	Oregon, USA

New IndiaPower Company One	Mauritius

New IndiaPower Company Two	Mauritius

PACE Group, Inc.	Oregon, USA

Pacific Bakun Energy BV	Netherlands

Pacific Development (Property), Inc.	Oregon, USA

Pacific Harbor Capital, Inc.	Delaware, USA

Pacific Kinston Energy, Inc.	Oregon, USA

Pacific Klamath Energy, Inc.	Oregon, USA

List of Scottish Power plc subsidiary undertakings at 31 March 2004 for the purpose of the 20-F filing

Undertakings marked * are direct holdings of Scottish Power plc.

Name	Jurisdiction of incorporation	Names under which carry on business
Pacific Minerals, Inc.	Wyoming, USA

Pacific Wind Development LLC	Oregon, USA

PacifiCorp	Oregon, USA	Pacific Power; Utah Power

PacifiCorp Development Company	Oregon, USA

PacifiCorp Energy Canada Ltd.	Canada

PacifiCorp Energy Services, Inc.	Oregon, USA

PacifiCorp Energy Ventures, Inc.	Oregon, USA

PacifiCorp Environmental Remediation Company	Delaware, USA

PacifiCorp Financial Services, Inc.	Oregon, USA

PacifiCorp Future Generations, Inc.	Oregon, USA

PacifiCorp Generation International, BV	Netherlands

PacifiCorp Group Holdings Company	Delaware, USA

PacifiCorp Hazelwood Pty Ltd.	Victoria, Australia

PacifiCorp Holdings, Inc.	Delaware, USA

PacifiCorp International Group Holdings Company	Oregon, USA

PacifiCorp Investment Management Inc.	Oregon, USA

PacifiCorp Trans, Inc.	Oregon, USA

PacifiCorp UK Limited	England

PCC Holdings, Inc.	Oregon, USA

PFI International, Inc.	Guam

PHC Properties Corporation	Florida, USA

Phoenix Wind Power LLC	Oregon, USA

PNF Holdings, Inc.	Washington, USA

PPM Alta Mesa LLC	Oregon, USA

PPM Colorado Wind Ventures Inc	Oregon, USA

PPM Energy, Inc.	Oregon, USA

Psychic Companions Limited	England

SaBRe Water Limited	Scotland

ScotPower Limited	Scotland

List of Scottish Power plc subsidiary undertakings at 31 March 2004 for the purpose of the 20-F filing

Undertakings marked * are direct holdings of Scottish Power plc.

Name	Jurisdiction of incorporation	Names under which carry on business
Scotsgrid Limited	Scotland

Scotspower Limited	Scotland

Scottish Power Finance (Jersey) Limited	Jersey

Scottish Power Trustees Limited	Scotland

Scottish Power UK Holdings Limited*	Scotland

Scottish Power UK plc	Scotland

Scottish Utility Services Limited	Scotland

ScottishPower Energy Management (Agency) Limited	Scotland

ScottishPower Energy Management Limited	Scotland

ScottishPower Energy Retail Limited	Scotland

ScottishPower Finance Limited	Scotland

ScottishPower Generation Limited	Scotland

ScottishPower Group Money Purchase Pension Scheme Limited	England

ScottishPower Inc.	Delaware, USA

ScottishPower Insurance Limited	Isle of Man

ScottishPower Investments Limited	Scotland

ScottishPower Leasing Limited	Scotland

ScottishPower NA 1 Limited*	Scotland

ScottishPower NA2 Limited*	Scotland

ScottishPower Overseas Holdings Limited*	Scotland

ScottishPower Securities Limited	Scotland

ScottishPower Share Scheme Trustees Limited	Scotland

ScottishPower Sharesave Trustees Limited	Scotland

ScottishPower Telecommunications Limited	Scotland

SMW Limited	Scotland

SP Dataserve Limited	Scotland

List of Scottish Power plc subsidiary undertakings at 31 March 2004 for the purpose of the 20-F filing

Undertakings marked * are direct holdings of Scottish Power plc.

Name	Jurisdiction of incorporation	Names under which carry on business
SP Distribution Limited	Scotland

SP Finance	England

SP Finance 2 Limited	Scotland

SP Finance 4 Limited	Scotland

SP Finance 5 Limited	Scotland

SP Gas Limited	Scotland

SP Manweb plc	England

SP Power Systems Limited	Scotland

SP Transmission Limited	Scotland

Spotlight Trading Limited	England

SPPT Limited	England

SSEB Limited	Scotland

Teledata (Holdings) Limited	Scotland

Teledata (Outsourcing) Limited	England

Teledata Scotland Limited	Scotland

Telephone Information Services plc	England

Telephone International Media Holdings Limited	England

Telephone International Media Limited	England

The CallCentre Service Limited	England

The Information Service Limited	England

The IP Systems Operation Limited	England

TIM Limited	England

Trimont Wind I LLC	Oregon, USA

Turnpike 1996 Limited	England

Turnpike Limited	England

VCI Acquisition Co.	Oregon, USA

Venus 5 Limited	Cayman Islands

Waha Storage & Transportation L.P.	Texas, USA

Watermark Games Limited	England

West Valley Leasing Company, LLC	Oregon, USA